 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 31, 2007

EXPRESS SCRIPTS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-20199	43-1420563
(State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO (Address of Principal Executive Offices)	63121 (Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On August 31, 2007, Nicholas J. LaHowchic, a member of the Board of Directors of Express Scripts, Inc. (the “Company”), adopted a prearranged trading plan under Rule 10b5-1 of the Securities and Exchange Act of 1934.   Also on August 31, 2007, David A. Lowenberg, Chief Executive Officer of CuraScript, Inc., a wholly-owned subsidiary of the Company, adopted a prearranged trading plan under Rule 10b5-1.  Rule 10b5-1 permits officers and directors of public companies to adopt predetermined plans for selling specified amounts of stock.  Mr. LaHowchic’s plan provides for the sale of up to 17,075 shares of the Company’s stock issuable upon the exercise of previously granted stock options and stock appreciation rights.  Mr. Lowenberg’s plan provides for the sale of up to a total of 55,000 shares of the Company's stock, and includes shares owned and shares issuable upon the exercise of previously granted stock options.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS, INC.
(Registrant)

Date: August 31, 2007	By:	/s/ Thomas M. Boudreau
Thomas M. Boudreau
Senior Vice President and Chief Legal Officer